Exhibit 99.2
News

FOR IMMEDIATE RELEASE
Media Contact Information:	Investor Contact Information:
Karen Kirkwood	Ken Apicerno
Phone: 781-622-1306	Phone: 781-622-1294
E-mail: karen.kirkwood@thermofisher.com	E-mail: ken.apicerno@thermofisher.com
Thermo Fisher Scientific Prices Offering of Senior Notes
WALTHAM, Mass. (November 13, 2009) — Thermo Fisher Scientific Inc. (NYSE: TMO) announced today that it has priced the previously announced offering of $350,000,000 aggregate principal amount of 2.15% Senior Notes due 2012 and $400,000,000 aggregate principal amount of 3.25% Senior Notes due 2014 at an issue price of 99.855% of the principal amount of the 2012 notes and 99.904% of the principal amount of the 2014 notes, respectively. The issuance of the notes is expected to close on November 20, 2009. The notes will pay interest on a semi-annual basis.
The notes are being sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act.
The purpose of the offering of the notes is to refinance certain outstanding indebtedness of the company by initiating a tender offer for its 2.50% Senior Convertible Notes due 2023, of which $295,360,000 aggregate principal amount is outstanding as of November 12, 2009, as well as redeeming its 6 3/4% Senior Subordinated Notes due 2014, of which $300,000,000 aggregate principal amount is outstanding as of the same date. Both the tender offer and the redemption have been separately announced by the company.
The notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the company’s Quarterly Report on Form 10-Q for the period ended September 26, 2009, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: competition and its effect on pricing, spending, third-party relationships and revenues; the need to develop new products and adapt to significant technological change; implementation of strategies for improving internal growth; general worldwide economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; the effect of laws and regulations governing government contracts; the effect of competing with certain of our customers and suppliers; and the effect of rapid changes in the healthcare industry. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.
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